UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 9, 2005, Hickory Tech Corporation announced it has entered into a definitive agreement to acquire Enventis Telecom from Minnesota Power Enterprises, Inc., a subsidiary of ALLETE, Inc. (NYSE: ALE) for a purchase price of  $35.5 million in cash, subject to normal working capital adjustments at closing.  Enventis Telecom is a Minnesota-based regional provider of integrated fiber network, IP telephony, and data services, with 1,500 route miles of fiber network serving more than 300 business customers in over 40 communities in the Upper Midwest. Following consummation of the transaction, Enventis Telecom will become a wholly owned subsidiary of HickoryTech. HickoryTech will continue to operate Enventis as a separate entity while working toward the long-term integration. The transaction is anticipated to be completed at year-end, subject to regulatory approvals.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits.

2.1

Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc. dated November 9, 2005. Exhibit 2.1 omits schedules and exhibits. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

	99.1	Press Release, dated November 9, 2005, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 9, 2005

HICKORY TECH CORPORATION

By:	/s/ John E. Duffy
	Name:	John E. Duffy
	Title:	President and Chief Executive Officer

By:	/s/ David A. Christensen
	Name:	David A. Christensen
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc. dated November 9, 2005. Exhibit 2.1 omits schedules and exhibits. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press Release, dated November 9, 2005, issued by Hickory Tech Corporation